                                                                  EXHIBIT 10.110

                              EMPLOYMENT AGREEMENT
                              --------------------


          AGREEMENT made as of the 1st day of October, 1997 by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), and LUIS E. LAMELA (the "Employee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company wishes to retain the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1.   EMPLOYMENT.
               ----------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 The term of the Employee's employment under this Agreement (including any extended term, the "term of this Agreement") shall commence on the date hereof and shall terminate on December 31, 2000, unless extended or sooner terminated in accordance with this Agreement.

          1.3 As of June 30, 2000 and each subsequent June 30 during the term of this Agreement (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension on or prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one
(1) year to the anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

          2.  POSITION; DUTIES.
              ----------------

          During the term of this Agreement, the Employee shall serve in the positions of Vice Chairman of the Board of the Company commencing on October 1, 1997 and Chief

Executive Officer of the Company commencing on January 1, 1998. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to such positions, as shall be assigned to him from time to time by the Board of Directors of the Company. The Employee shall report directly to the Chairman of the Board of Directors of the Company. Subject to the Employee's obligations pursuant to the consulting agreement (the "Consulting Agreement") by and between United HealthCare Services, Inc., a Minnesota corporation, and Luis Management Corp., a Florida corporation which is wholly-owned by the Employee, effective as of October 1, 1997, the Employee shall devote substantially all of his attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company. The Employee hereby represents that (i) he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder and (ii) his performance hereunder will not violate the Consulting Agreement or any other agreement currently in effect to which he is a party.

          3.   SALARY; BONUS; STOCK OPTIONS.
               ----------------------------

          3.1  Salary.  (a)  In consideration of the performance by the Employee
               ------
of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, (i) for the period from October 1, 1997 to December 31, 1997, a base salary at the rate of $17,000 per month and (ii) for the remainder of the term of this Agreement, a base salary at the rate of $400,000 per annum, payable in accordance with the standard payroll practices of the Company.

          (b) The base salary set forth in Section 3.1(a)(ii) above shall be adjusted annually (but not decreased) on each anniversary date of this Agreement by multiplying such base salary by a fraction, the numerator of which shall be the Consumer Price Index for the September preceding the month in which such adjustment is to be made, and the denominator of which shall be the Consumer Price Index for the previous September. For purposes hereof, "Consumer Price Index" shall mean the "Consumer Price Index for all Urban Consumers, Urban Wage Earners and Clerical Workers-U.S. City Average (1982-84=100)" issued monthly by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto appropriately adjusted. The Employee shall be entitled to such additional increases in base salary as shall be awarded from time to time by the Board of Directors of the Company in its sole discretion.

          3.2  Bonus.  (a)  In addition to the base salary provided for in
               -----
Section 3.1, the Company shall pay to the Employee for each of the fiscal years ending June 30, 1998 and June 30, 1999, subject to the provisions of Section 3.2(c) hereof, a bonus in an amount equal to the greater of (i) $400,000 or (ii) five percent (5%) of the increase in "operating income" (as hereinafter defined) for such fiscal year over operating income for the fiscal year of the Company ending June 30, 1997.

          (b) For purposes of this Section 3.2, "operating income" shall mean Income (Loss) Before Minority Interests, Income Taxes, Extraordinary Item and Cumulative Effect of Accounting Change as shown in the audited financial statements of the Company and its subsidiaries for the applicable fiscal year, excluding (i) the amount of the bonus determined in accordance with this Section 3.2; (ii) any loss on sales of closed facilities; (iii) charges for asset impairment; (iv) restructuring charges; and (v) any other charges for write-offs or reserves relating to periods prior to July 1, 1997.

          (c) In the event of the termination of the employment of the Employee pursuant to Section 6.3 (Due Cause) of this Agreement, the Employee shall not be entitled to a bonus for the fiscal year of the Company in which such termination takes place. In the event of the termination of the employment of the Employee pursuant to Section 6.4 (Other Termination by the Company) or Section 6.6 (Change in Control) of this Agreement, the Employee shall be entitled to a full bonus for the fiscal year of the Company in which such termination takes place. In the event of the termination of the employment of the Employee pursuant to
Section 6.1 (Death), Section 6.2 (Disability) or Section 6.5 (Termination by Employee) of this Agreement, the Employee shall be entitled to a bonus in an amount equal to the bonus for the full fiscal year determined in accordance with
Section 3.2(a) multiplied by a fraction, the numerator of which is the number of days in the fiscal year to the date of termination and the denominator of which is 365. The Employee shall not be entitled to a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of his employment takes place.

          (d) Prior to commencement of the fiscal year of the Company ending June 30, 2000, the Company, through its Board of Directors, and the Employee shall in good faith negotiate and agree upon a bonus formula for such fiscal year and subsequent fiscal years of the Company. Such bonus formula shall provide the Employee with a bonus opportunity commensurate with the bonus contemplated by Section 3.2(a) and shall be based upon improvements in operating income or such different or additional measures as shall reward the Employee for achievement of annual financial goals of the

Company and accomplishment of annual or longer-term strategic plans of the Company.

          (e) The Company shall pay seventy-five percent (75%) of the bonus provided for in this Section 3.2 to the Employee not later than the fifteenth day of the third month following the end of the fiscal year of the Company to which such bonus relates and the balance of such bonus not later than 105 days following the end of such fiscal year.

          (f) The bonus provided for in this Section 3.2 shall be payable in cash or, at the election of the Employee, in common stock, par value $.01 per share (the "Common Stock"), of the Company. For purposes of this Section 3.2(f), the Common Stock shall be valued at the average closing price for the Common Stock on the NASDAQ Stock Market for the twenty trading days preceding the date of payment. The election referred to in this Section 3.2(f) shall be made by the Employee by written notice to the Company, given by him within thirty (30) days following the end of the fiscal year to which such bonus relates.

          (g) The Employee may elect to defer payment of all or part of the bonus provided for in this Section 3.2 by filing a written notice of deferral with the Company prior to commencement of the fiscal year with respect to which such bonus is payable. Any deferred bonus will bear interest at the rate of five percent (5%) per annum from the ninetieth day of the fiscal year following the fiscal year with respect to which such bonus is earned to the date of payment, compounded annually.

          3.3  Stock Options.  (a)  The Company has granted to the Employee
               -------------
options to purchase 105,000 shares (the "Shares") of the Common Stock at an exercise price of $4.375 per share (the "Options"). Options as to one-third of the Shares shall become vested and exercisable on the first anniversary of the date of grant; (ii) Options as to an additional one-third of the Shares shall become vested and exercisable on the second anniversary of the date of grant; and (iii) Options as to the balance of the Shares shall become vested and exercisable on the third anniversary of the date of grant. The Options shall be otherwise subject to the terms of the Stock Option Plan of the Company pursuant to which the Options are granted.

          (b) It is understood and agreed that the Employee shall continue to retain options to purchase 83,333 shares of Common Stock granted on June 10, 1997, warrants to purchase 6,666 shares of Common Stock granted on June 10, 1997, options to purchase 125,000 shares of Common Stock granted on January 24, 1996, options to purchase 15,000 shares of Common Stock granted on April 29, 1993, options to purchase 15,000 shares of Common Stock granted on November

5, 1996 and options to purchase 150,000 shares of Common Stock granted on May 8, 1997.

          (c) REGISTRATION OF SHARES. The Company shall file a registration statement under the Securities Act of 1993 on Form S-8 with respect to the shares of Common Stock covered by the options referred to in Paragraphs (a) and
(b) of this Section 3.3 and a reoffer prospectus with respect to such shares of Common Stock (as contemplated by General Instruction C to Form S-8) and shall maintain such registration statement and reoffer prospectus in effect until such time as the Employee shall have sold or otherwise disposed of all such shares. The Company shall pay the costs of preparing and filing such registration statement and reoffer prospectus.

          4.   EXPENSE REIMBURSEMENT.
               ---------------------

          During the term of this Agreement, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies and annual budget parameters.

          5.   BENEFITS.
               --------

          5.1  Benefit Plans.  During the term of this Agreement, the Employee
               -------------
will be eligible to participate in all employee benefit plans and programs of the Company, including, without limitation, group life insurance, disability, 401(k), stock option, stock purchase, group hospitalization, surgical and major medical insurance plans of the Company, in accordance with the provisions of such plans and programs as in effect from time to time. The Employee will also be entitled to participate in other benefit programs made available to senior executives of the Company.

          5.2  Vacation; Sick Days; Leave of Absence.  The Employee shall be
               -------------------------------------
entitled to five (5) weeks' paid vacation and ten (10) paid sick days per year and leaves of absence to attend professional and business activities, including conventions and educational programs, all in accordance with Company policies in effect from time to time for its executive employees. Any accrued and unused vacation and sick days will be carried forward to the subsequent year or years. Upon any termination of the Employee's employment with the Company, the Employee (or his estate) shall be paid for any vacation and sick days then accrued and unused.

          5.3  Automobile.  During the term of this Agreement, the Company shall
               ----------
provide the Employee with an automobile.

          5.4  Disability Insurance.  In addition to any other disability
               --------------------
insurance which may now or hereafter be provided by the Company under any group contract or otherwise, the Company shall, during the term of this Agreement pay directly or reimburse the Employee for premiums payable during the term of this Agreement on the disability insurance policy described in Exhibit A hereto.

          5.5  Club Dues.  During the term of this Agreement, the Company shall
               ---------
pay directly or reimburse the Employee for club dues in such reasonable amount as shall be approved by the Company in advance on an annual basis.

          6.   TERMINATION OF EMPLOYMENT.
               -------------------------

          6.1  Death.  In the event of the death of the Employee during the term
               -----
of this Agreement, the Company shall pay to the estate or other legal representative of the Employee (a) the base salary provided for in Section 3 accrued to the date of death and not theretofore paid to the Employee, (b) any bonus payable pursuant to Section 3.2 and (c) any compensation as would otherwise have been payable to the Employee from the date of death to the end of the month in which the Employee's death occurs. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5 and 6.7.

          6.2  Disability.  If, during the term of this Agreement, the Employee
               ----------
shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of three (3) months in any period of six (6) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee. In the event of such termination, the Company shall
(a) pay to the Employee any bonus payable pursuant to Section 3.2 and (b) until the first to occur of the expiration of a period of twenty-four (24) months from the date of such termination or the death of the Employee, the Company shall pay to the Employee an amount equal to the excess of the monthly base salary in effect at the time of such termination over the aggregate monthly benefits payable to the Employee under any disability plan or policy maintained by the Company and the disability policy described in Section 5.4. Rights and benefits of the

Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5, 6.7, 7, 8, 9 and 10.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee (a) the base salary provided for in Section 3 accrued to the date of such termination and not theretofore paid to the Employee and (b) any bonus payable pursuant to Section 3.2. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) the Employee's material breach, by willful action or inaction, of any of the material provisions of this Agreement, or (ii) the Employee's conviction in a court of law of any felony, or of any crime or offense concerning money or property of the Company; provided, however, that the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause, which written notice shall specify the act or acts for which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within ten
(10) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in clause (ii), the Employee shall be given ten (10) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such ten (10) days to cease or correct such performance (or nonperformance) as reasonably determined by the Board of Directors of the Company, the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5, 6.7, 7, 8, 9 and 10.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment at any time for whatever reason it deems appropriate or without reason. In the event of such termination, the Company shall (a) pay to the Employee any bonus payable pursuant to Section 3.2 and (b) continue to pay the base salary provided for in Section 3 (at the annual rate then in effect) until the expiration of a period of twenty-four (24) months from the date of such termination. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5, 6.7, 7, 8, 9 and 10.

          6.5  Termination by the Employee.  The Employee may terminate his
               ---------------------------
employment with the Company during the term of this Agreement upon six (6) months' prior written notice to the Company. In the event of such termination, the Company shall pay to the Employee (a) the base salary provided for in
Section 3 accrued to the date of termination and not theretofore paid to the Employee and (b) any bonus payable pursuant to Section 3.2. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs.
Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5, 6.7, 7, 8, 9 and 10.

          6.6  Change in Control.  If, following a change in control of the
               -----------------
Company, the employment of the Employee hereunder is terminated for any reason whatsoever or for no reason, whether by the Employee or by the Company, the Company shall pay to the Employee (a) severance pay in an amount equal to thirty-six (36) months' base salary (at the highest annual rate in effect during the one-year period ending on the date of termination of employment) and (b) any bonus payable pursuant to Section 3.2. Such severance payment and bonus shall be paid to the Employee in a cash lump sum on the date of termination of employment. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5, 6.7, 7, 8, 9 and 10. For purposes of this Agreement, a change in control of the Company shall be deemed to have occurred if:

          (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Ramsay Holdings HSA Limited ("RHHL") or any affiliate thereof, acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

          (B) Continuing Directors (as hereinafter defined) shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

          (C) all or substantially all of the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise. For purposes hereof, a sale or disposition of fifty percent (50%) or more of the assets of the Company to a party or parties (other than a subsidiary or affiliate of the Company as above described) shall be deemed a disposition of substantially all of the business of the Company.

          For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election was voted for by RHHL or by a Continuing Director with the acquiescence of RHHL. A Director shall not be considered a Continuing Director for purposes of this Agreement if his election was voted for by RHHL, or by a Continuing Director with the acquiescence of RHHL, (i) pursuant to an agreement with, or at the direction, request or suggestion of, any individual, firm or corporation in connection with the purchase or other acquisition or receipt by such individual, firm or corporation of all or any shares of capital stock of the Company or (ii) in anticipation of the sale or other disposition by RHHL of all or any of its shares of capital stock of the Company beneficially owned by RHHL.

          6.7  Stock Options.  In the event of termination of the Employee's
               -------------
employment with the Company: (i) pursuant to Section 6.4 (Other Termination) or
6.6 (Change in Control) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Employee to become fully exercisable and to remain exercisable until the later of December 31, 2000 or six (6) months following the date of termination, unless such action, in the opinion of counsel to the Company, would violate, or adversely affect the status of such option or the plan (if any) pursuant to which such option was granted under, Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934; or
(ii) pursuant to Section 6.1 (Death), 6.2 (Disability), 6.4 (Other Termination) or 6.6 (Change in Control) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Employee to become exercisable by the Employee or the Employee's estate without regard to the requirement that the price for the Common Stock shall have equalled or exceeded

$7.00 per share on at least twenty (20) trading days subsequent to the date of grant.

          6.8 NO MITIGATION. The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against any amounts payable to the Employee by the Company pursuant to the provisions of this Section 6.

          7.   CONFIDENTIAL INFORMATION.
               ------------------------

          7.1 The Employee shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee, are the exclusive property of the Company and the Employee agrees to return such material to the Company promptly upon the termination of the Employee's employment with the Company.

          7.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Employee in the course of the Employee's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Employee by the Company or any of its agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Employee, (b) was available to the Employee on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

          8.  INTERFERENCE WITH THE COMPANY.
              -----------------------------

          The Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not (a) for a period of one year commencing on the date of termination of his employment with the Company, (i) solicit or endeavor to solicit patient referrals, either on his own account or for any person, firm, corporation or other organization, from (x) any person, including any physician, clinical psychologist, social worker or consultant to the Company, who, during the period of the Employee's employment with the Company, made patient referrals to the Company, or (y) any employee of the Company, or (ii) solicit or entice or endeavor to solicit or entice away from the Company any person who was a director, officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, or employ, directly or indirectly, any person who was an employee of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the Company or the business reputation or good name of the Company or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company.

          9.   INVENTIONS.
               ----------

          Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

          10.  EQUITABLE RELIEF.
               ----------------

          In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have. For purposes of Sections 7, 8, 9 and 10 of this Agreement, the term "Company" shall be deemed to include the subsidiaries and affiliates of the Company.

          11.  SUCCESSORS AND ASSIGNS.
               ----------------------

          11.1 Assignment by the Company.  The Company shall require any
               -------------------------
successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

          11.2 Assignment by the Employee.  The Employee may not assign this
               --------------------------
Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

          12.  GOVERNING LAW.
               -------------

          This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction or arbitration panel shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts or arbitration panels of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants.
Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

          13.  ENTIRE AGREEMENT.
               ----------------

          This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

          14.  AMENDMENT; MODIFICATION; WAIVER.
               -------------------------------

          No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by a duly authorized representative of the Company other than the Employee. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          15.  ARBITRATION.
               -----------

          Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 10, be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award may include an award of attorneys' fees and costs.

          16.  NOTICES.
               -------

          Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

          If to the Company:

               Ramsay Health Care, Inc.
               One Alhambra Plaza
               Suite 750
               Coral Gables, Florida  33134
               Attention:  Chairman of the Board

          If to the Employee:

               Mr. Luis E. Lamela
               445 Grand Bay Drive #909
               Key Biscayne, Florida 33149

          17.  SEVERABILITY.
               ------------

          Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          18.  KEY-MAN LIFE INSURANCE.
               ----------------------

          The parties agree that the Company may, in its sole discretion, maintain key man life insurance policies on the life of the Employee.

          19.  INDEMNIFICATION.
               ---------------

          The Company and the Employee have heretofore entered into an Indemnification Agreement dated November 10, 1993 which continues in full force and effect during the term of this Agreement and thereafter as provided in such Indemnification Agreement.

          20.  AUTHORITY.
               ---------

          The Company represents and warrants to the Employee that the execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and that this Agreement has been duly executed and delivered on behalf of the Company.

          21.  WITHHOLDING.
               -----------

          Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

          22.  SURVIVORSHIP.
               ------------

          The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          23.  TITLES.
               ------

          Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                              *        *        *

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              RAMSAY HEALTH CARE, INC.



                              By /s/ Remberto G. Cibran
                                ----------------------------



                                     /s/ Luis E. Lamela
                                ------------------------------
                                       Luis E. Lamela